FORM S-8

                         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





                                        FOUNTAIN POWERBOAT INDUSTRIES, INC.
                          (Exact name of registrant as specified in its charter)


            Nevada                                                  88-0160250
(State or other jurisdiction of                       (I.R.S. Employer Identifi-
 incorporation or organization)                                   cation Number)


                          Whichards Beach Road, Washington, North Carolina 27889
                            (Address of Principal Executive Offices)  (Zip Code)

                                         1986 Incentive Stock Option Plan
                                                 Director Options
                                              1995 Stock Option Plan
                                             (Full Title of the plans)
                                             Reginald M. Fountain, Jr.
                          Whichards Beach Road, Washington, North Carolina 27889
                                      (Name and address of agent for service)

                                                  (919) 975-2000
                   (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE


    Proposed
   securities             Proposed                                           maximum
      to be             Amount to be          maximum offering         aggregate offering            Amount of
   registered             registered           price per unit                 price              registration fee

Common Stock(1)              780,000               $11.75  (2)                 $9,165,000            $3,160.34
par value $.01



(1)    Includes shares issuable as follows:
                                                                          Number
                             Plan                                      of Shares
                  1986 Incentive Stock Option Plan                       400,000
                  Director Options                                        80,000
                  1995 Stock Option Plan                                 300,000

(2) The registration fee is based upon the average of the closing bid and asked price of the Common Stock as of October 2, 1996 of $11.75, which is higher than the exercise price of the outstanding options, in accordance with Rule 457(g).

                                                    PROSPECTUS


                                        FOUNTAIN POWERBOAT INDUSTRIES, INC.


                                       Up to 780,000 Shares of Common Stock
                                   Receivable by Directors, Officers and Others
                                    Under the 1986 Incentive Stock Option Plan,
                                    Director Options and 1995 Stock Option Plan
                                     and Reoffered by Means of this Prospectus

                                    This Prospectus shall be supplemented from
                               time to time as the identity of the officers and directors and shares to be reoffered by them, if any, becomes known

       Selling shareholders will offer their shares on NASDAQ, or on any national securities exchange if the common stock is then listed on such exchange. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which restricts sales in any three month period to the greater of 1% of the total outstanding common stock or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that persons effecting transactions will be paid the normal and customary commissions for market transactions.

                                               AVAILABLE INFORMATION

       Fountain Powerboat Industries, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, as well as proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 150 Causeway Street, Boston, Massachusetts 02114, 1375 Peachtree Street N.E., Suite 788, Atlanta, Georgia 30367, 411 West Seventh Street, 8th Floor, Fort Worth, Texas 76102, 410 Seventeenth Street, Suite 700, Denver, Colorado 80202, 600 Arch Street, Room 2204, Federal Building, Philadelphia, Pennsylvania 19106, 26 Federal Plaza, Room 1028, New York, New York 10278, 5757 Wilshire Boulevard, Los Angeles, California 90036-3648, Everett McKinley Dirksen Building, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549.

                                               SELLING STOCKHOLDERS

       Information regarding the beneficial ownership of common stock owned by each other officer and director of the Company selling common stock pursuant to this Prospectus and all officers and directors of the Company as a group selling common stock pursuant to this Prospectus is set forth below.

                                                      Before Offering                        After Offering
                                                Amount of           Percent            Amount of         Percent
     Name and                                  Beneficial             of              Beneficial           of
      Address                                   Ownership            Class             Ownership          Class

Reginald M. Fountain, Jr.(1)                    1,710,415 (2)        51.2%             1,390,415           45.9%

Gary D. Garbrecht(1)                               20,000 (2)          (3)                    --              --

Mark L. Spencer(1)                                 20,000 (2)          (3)                    --              --

Federico Pignatelli(1)                             20,000 (2)          (3)                    --              --

Gary E. Mazza, III(1)                              20,000 (2)          (3)                    --              --

Allan L. Krehbiel(1)                               20,000 (2)          (3)                    --              --

Blanche C. Williams(1)                                100              (3)                   100             (3)

All directors and officers
  as a group (7 persons)                        1,810,515 (2)        56.5%             1,390,515           45.9%



(1) The address of each person is P.O. Drawer 457, Whichard's Beach Road, Washington, North Carolina 27889. Except as otherwise indicated, to the best knowledge of management of the Company each of the persons listed or included in the group has sole voting and investment power over all shares shown as beneficially owned. Percentages for each person listed and for the group are calculated on the basis of the Company's total outstanding shares less the 10,000 shares owned by the Company's Subsidiary.

(2) Includes options to purchase 20,000 shares of Common Stock held by this individual, or an aggregate of options to purchase 20,000 shares held by Messrs. Fountain, Garbrecht, Spencer, Pignatelli, Mazza and Krehbiel, and options to purchase an additional 300,000 shares held by Mr. Fountain.

(3)      Less than 1%

                                      INFORMATION WITH RESPECT TO THE COMPANY

       This Prospectus is accompanied by the Company's Annual Report on Form 10-K for the year ended June 30, 1996 and the Quarterly Reports or the latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent thereto. These Annual and Quarterly Reports as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person at Whichards Beach Road, Washington, North Carolina 27881, telephone (919) 975-2000.

                                                  INDEMNIFICATION

       The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                                     PART II


Item 3.    Incorporation of Documents by Reference.

           The Registrant incorporates the following documents by reference in the registration statement:

           (a) The Company's Annual Report on Form 10-K, filed for the year ended June 30, 1996; and

           (b) A description of securities is incorporated by reference from the Registrant's Registration Statement on Form 8-A, File No. 0-14712 filed on June 11, 1986.

           All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.    Interests of Named Experts and Counsel

           Not Applicable.

Item 6.    Indemnification of Officers and Directors

           The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.    Exemption from Registration Claimed

           All sales are expected to be either registered or exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale."

Item 8.         Exhibits

       3.       Certificate of Incorporation and Bylaws

                3.1 Certificate of Incorporation of the Company (Incorporated by reference to the Company's Registration Statement filed on October 2, 1986)
                3.2 Amendments to Certificate of Incorporation of the Company (Incorporated by reference to Amendment No. 1 to the Company's Registration
                3.3 Amendment to Certificate of Incorporation of the Company (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991)
                3.4 By-laws of the Company (Incorporated by reference to Amendment No. 1 to the
                         Company's Registration Statement filed on December 2, 1986
                3.5 Certificate of Amendment to the Articles of Incorporation, Consent Action in Writing of the Majority Stockholders, and Resolutions adopted by Unanimous Written Consent of the Board of Directors for the one-for-two reverse stock split of February 4, 1994

       4.  Instruments Defining the Rights of Security Holders.

                4.1 Form of Warrant Agreement (Incorporated by reference to Amendment No. 2 to the
                         Company's Registration Statement filed on December 10,
                         1986)
                4.2 Form of Stock Certificate (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1989)
                4.3      Form of Warrant Certificate (Incorporated by reference
                          to Amendment No. 2 to the
                         Company's Registration Statement filed on December 10,
                         1986)

       5. Opinion of Hand & Hand as to legality of securities being registered. Filed herewith.

       10:  Material Contracts

                10.1 1986 Incentive Stock Option Plan (Incorporated by reference to amendment No. 1 to the
                         Company's Registration Statement filed on December 2,
                         1986)
                10.2 Employment Agreement dated May 31, 1989 between Reginald M. Fountain, Jr. and the
                         Company's Subsidiary (Incorporated by reference to the exhibit filed with the Registrant's
                         Annual Report on Form 10-K for the fiscal year ended October 1, 1989)
                10.3 Employment Agreement dated May 31,1 989 between Leon P. Smith and the Company's Subsidiary (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1989)
                10.5 Loan Agreement dated May 23, 1989 by and between Fountain Powerboats, Inc. and MetLife Financial Acceptance Corporation (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1989)
                10.6 Revolving Loan and Security Agreement, dated May 23, 1989 by and between Fountain Powerboats, Inc. and MetLife Financial Acceptance Corporation (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1989)
                10.7 First modification of Loan Agreement dated August 29, 1990 by and between Fountain Powerboats, Inc. and MetLife Financial Acceptance Corporation (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 1, 1990)

                10.8 First Modification of Revolving Loan and Security Agreement dated August 29, 1990 by and between Fountain Powerboats, Inc. and MetLife Financial Acceptance Corporation (Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 1, 1990)
                10.9 Loan and Security Agreement with MetLife Capital Corporation dated December 31, 1993 10.10 Consulting and Marketing Agreement with the Mercury Marine division of the Brunswick
                         Corporation dated March 22, 1991
                10.11 Loan Extension and Amendment Agreement with the Mercury Marine division of the Brunswick Corporation dated July 11, 1994
                10.12    Amendment to Consulting  and Marketing  Agreement  with
                         the Mercury Marine division of the Brunswick Corporation dated July 11, 1994
                10.13 Standstill Agreement with the Mercury Marine division of the Brunswick Corporation dated July 11, 1994
                10.14 Amendment No. One dated September 24, 1994 to Loan and Security Agreement of
                         December 31, 1993 with MetLife Capital Corporation
                10.15 Consent to Loan Restructure dated January 1, 1995 from MetLife Capital Corporation 10.16 Amendment No. Two dated January 1, 1995 to Loan and Security Agreement of
                         December 31, 1993 with MetLife Capital Corporation
                10.17 Second Loan Extension, Consolidation and Amendment Agreement dated February 24,
                         1995 with Brunswick Corporation, Mercury MarineDivision
                10.18 Modification of Deeds and Trust and Assignment of Rents, Issues and Profits dated
                         February 24, 1995 with Brunswick Corporation, Mercury Marine Division
                10.19 Consulting and Marketing Agreement dated February 24, 1995 with Brunswick
                         Corporation, Mercury Marine Division
                10.20 Supply Agreement dated February 24, 1995 with Brunswick Corporation, Mercury Marine Division
                10.21 Master Security Agreement dated December 21, 1995 with G.E. Capital Corporation (Incorporated by reference to the Company's annual Report on Form 10-K for the year ended June 30, 1996.)
                10.22 Promissory Note dated December 21, 1995 with G.E. Capital Corporation (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)
                10.23 Collateral Schedule No. 001 dated December 21, 1995 with G.E. Capital Corporation
                         (Incorporated by reference to the Company's Annual
                          Report on Form 10-K for the year
                         ended June 30, 1996)
                10.24 Letter of Credit Agreement dated December 21, 1995 with G.E. Capital Corporation (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

       21. List of Subsidiaries (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

       23.      Consents of Experts and Counsel

                23.1     Consent of Accountants.  Filed herewith.
                23.2     Consent of Hand & Hand included in Exhibit 5 hereto

Item 9.         Undertakings

           (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)     To include any prospectus required by
                                    section 10(a)(3) of the Securities Act
                                    of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)     To   remove   from   registration   by  means  of  a
                            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
          Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (i)     Insofar as indemnification for liabilities arising under the

Securities Act of
         1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such
         issue.

                                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, North Carolina, on October 8, 1996.


                                             FOUNTAIN POWERBOAT INDUSTRIES, INC.



                                          By:   /s/ Reginald M. Fountain, Jr.
                                                   Reginald M. Fountain, Jr.
                                                   Chairman, President and Chief
                                                   Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on October 8, 1996.




                                                    Chairman, President, Chief
                                                  Executive Officer and Director
      Reginald M. Fountain, Jr.                    (principal executive officer)


                                                    Chief Financial Officer
      Allan L. Krehbiel                             (principal accounting and
                                                     financial officer)


                                                    Director
      Gary D. Garbrecht


                                                    Director
      Mark L. Spencer